UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

Capstone Energy+, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Capstone Green Energy Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CGEH	OTCQX

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2026, Capstone Green Energy Holdings, Inc. (the “Company”) filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to change its corporate name to Capstone Energy+, Inc. (the “Name Change”). The certificate of amendment provides that the Name Change will become effective at 12:01 a.m. Eastern Time on April 30, 2026. Pursuant to Delaware law, a stockholder vote was not necessary to effectuate the Name Change.

In connection with the Name Change, the Company’s Board of Directors also approved amended and restated bylaws, effective as of April 30, 2026, to reflect the Name Change (the “Amended and Restated Bylaws”).

Following the Name Change, the Company's shares of common stock will continue to trade under the ticker symbol “CGEH” on the OTCQX Best Market.

Copies of the Certificate of Amendment and the Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, with this Current Report on Form 8-K and are incorporated herein by reference. The only change to the Company’s prior amended and restated certificate of incorporation and prior amended and restated bylaws is the change of the Company’s corporate name from “Capstone Green Energy Holdings, Inc.” to “Capstone Energy+, Inc.” in each document.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capstone Energy+, Inc.

Date: April 29, 2026	By:	/s/ John P. Miller
John P. Miller
Interim Chief Financial Officer